Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217328 and 333-204389 on Form S-8 of our report dated November 28, 2018, relating to the consolidated financial statements of GW Pharmaceuticals plc and its subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2018.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

November 28, 2018

730654059.1